UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 7, 2012

DIAMOND FOODS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51439	20-2556965
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

600 Montgomery Street, 13th Floor
San Francisco, California		94111-2702
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 445-7444

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)

On May 7, 2012, Diamond Foods, Inc. (“Diamond”) announced that its Board of Directors (“Board”) has appointed Brian Driscoll to serve as Diamond’s President and Chief Executive Officer, and a member of the Board, effective May 8, 2012. Mr. Driscoll replaces Richard Wolford, who has been serving as Diamond’s interim President and Chief Executive Officer since his appointment on February 7, 2012. Mr. Driscoll, 53, most recently served as President and Chief Executive Officer of Hostess Brands, Inc., a leading wholesale baker and distributor of bakery products, from June 2010 to March 2012. From 2007 to 2010 he served as President, Sales, Customer Service and Logistics of Kraft North America, which is a subsidiary of Kraft Foods, Inc., and from 2002 to 2007 he held several executive positions with Kraft North America. From 1995 to 2002, Mr. Driscoll was employed by Nabisco Biscuits & Snacks, serving most recently as Senior Vice President, Biscuit Sales and Customer Service, and from 1985 to 1995 he served in various capacities at Nestlé USA, a subsidiary of Nestlé S.A., including as Vice President and General Manager of the Coffee and Cocoa Products divisions. Mr. Driscoll began his career in 1980 at Procter & Gamble where he held various positions in sales. Mr. Driscoll holds a B.S. from St. John’s University College of Business Administration.

In connection with his appointment as Diamond’s President and Chief Executive Officer, Diamond entered into an employment agreement with Mr. Driscoll, with an initial term of three years, pursuant to which it agreed to pay him a base salary of $825,000. Mr. Driscoll will be eligible to receive an annual cash bonus with a target amount equal to 100% of his base salary based on performance objectives being satisfied, with 100% of his target bonus, pro-rated for the number of days employed by Diamond, for fiscal 2012 guaranteed and 75% of his target bonus for fiscal 2013 guaranteed. Starting in fiscal 2013 a maximum bonus of up to 200% of the target bonus could be paid based on performance objectives being satisfied. Diamond also agreed to pay Mr. Driscoll a relocation payment of $250,000, and to grant Mr. Driscoll a nonqualified stock option and a restricted stock award on the third business day after the date on which Diamond files with the SEC its restated financial statements for fiscal 2010 and fiscal 2011 (“Grant Date”). The stock option will be granted at an exercise price equal to the closing price of Diamond common stock on The NASDAQ Stock Market on the Grant Date and will be for a number of shares with an aggregate value of $1,500,000 divided by the fair value of Diamond common stock using the assumptions of ASC 718 and the closing price of Diamond common stock on the Grant Date. The restricted stock award will be granted on the Grant Date and will be for a number of shares equal to $1,500,000 divided by the closing price of Diamond common stock on The NASDAQ Stock Market on the Grant Date. Both the stock option and the restricted stock award will vest over four years. The option will vest 25% on the one-year anniversary of the date Mr. Driscoll commences employment with Diamond and the balance in equal quarterly installments thereafter until fully vested. The restricted stock award will vest 25% on each one-year anniversary of the date Mr. Driscoll commenced employment with Diamond. Additionally, in Fall of 2012, Diamond will grant Mr. Driscoll a long-term incentive award equal to an aggregate $2,000,000, comprised of cash, restricted stock, options, or other types of equity awards, or any combination of the foregoing, in the form determined by the Compensation Committee, in its sole discretion.

In the event he is terminated for cause (as defined in his employment agreement), or in the event of his death or disability, or in the event of his voluntary termination, Mr. Driscoll will receive: (i) any earned but unpaid base salary and earned but unused vacation or paid time off; (ii) any bonus earned and payable from a prior year that remains unpaid; (iii) other unpaid vested benefits under compensation, incentive and benefit plans; and (iv) reimbursement for expenses incurred, as of such termination of employment (“Accrued Compensation”). If he is terminated without cause, has a “constructive termination” (as defined in his employment agreement) or if Diamond chooses not to renew his contract resulting in a termination of employment, Mr. Driscoll will receive: (i) the Accrued Compensation; (ii) a lump sum payment equal to 18 months of his then current Base Salary (12 months after the initial three–year term of his employment with Diamond); (iii) a lump sum payment equal to 150% of his target bonus for the current fiscal year (100% after the initial term of the employment agreement); (iv) if such termination occurs following the one-year anniversary of the Grant Date, deemed quarterly vesting of the restricted stock award; (v) an amount equal to the annual bonus for the fiscal year in which termination occurs to the extent that performance objectives are achieved, but if termination occurs in the first two fiscal years this amount shall not be less than the guaranteed bonus amount; and (vi) a lump sum payment equal to the cost of 18 months of COBRA health coverage. If he is terminated without cause or constructive termination in connection with a change in control (as defined in his employment agreement) of Diamond, Mr. Driscoll will receive: (i) the Accrued Compensation; (ii) a lump sum payment equal to 30 months of his then current base salary; (iii) a lump sum payment equal to 250% of his target bonus for the current fiscal year; (iv) a lump-sum payment equal to the cost of 18 months of COBRA health benefits; (v) an amount equal to the annual bonus for the fiscal year in which termination occurs to the extent that performance objectives are achieved, but if termination occurs in the first two fiscal years this amount shall not be less than the guaranteed bonus amounts; and (vi) acceleration of all his then unvested equity awards.

A copy of the Employment Agreement between Diamond and Mr. Driscoll, dated May 4, 2012, is attached as an exhibit to this report.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release of Diamond Foods, Inc. dated May 7, 2012

99.2	Employment Agreement, dated May 4, 2012, between Diamond Foods, Inc. and Brian Driscoll

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMOND FOODS, INC.

Date: May 7, 2012	By:	/s/ Stephen E. Kim
Name: Stephen E. Kim
Title: Senior Vice President, General Counsel and Human Resources